PRICING SUPPLEMENT NO. 109                                        Rule 424(b)(3)
DATED:  July 7, 1999                                          File No. 333-61437

(To Prospectus dated August 26, 1998 and Prospectus Supplement dated August 26, 1998 C:\data\EDGAR\#773629 v1 - Pricing Supplement No.rtf

                         THE BEAR STEARNS COMPANIES INC.

                           Medium-Term Notes, Series B

             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $5,000,000                         Floating Rate Notes [_]             Book Entry Notes [x]
Original Issue Date: 7/12/99                         Fixed Rate Notes [x]                Certificated Notes [_]
Maturity Date: 7/13/2009                             CUSIP#: 073928 KJ 1

Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  7.342%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate:

[_]        Commercial Paper Rate                                      Minimum Interest Rate:

[_]        Federal Funds Rate                                         Interest Reset Date(s):

[_]        Treasury Rate                                              Interest Reset Period:

[_]        LIBOR Reuters                                              Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                                                Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

----------------------

*    On the 12th of each January and July and at maturity.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.